EXHIBIT 10.16.3
CONFIDENTIAL TREATMENT REQUESTED
AMENDMENT
TO
MASTER SERVICES AGREEMENT
The parties hereto agree to the terms of this amendment (the “Amendment”) to Schedule A to the Synacor Master Service Agreement, dated as of the 16th day of September, 2005 by and between SYNACOR, INC. (“Synacor”) and Charter Communications Holding Company, LLC (the “Agreement”). (“Client”), collectively the “Parties” to which this Addendum is attached and made a part, relating to, the use by Client of certain premium content (the “Premium Content”) provided to Synacor by one or more third parties (individually a “Provider” and collectively the “Providers”). All terms defined herein shall be applicable solely to this Addendum. Any defined terms used herein, which are defined in the Agreement, shall have the meanings ascribed to them in the Agreement.
WITNESETH:
     WHEREAS, Section 3(a)(ii) Synacor Premium Product Fees, Music Bundle provides that the current Cost to Client is [ * ]; and
     WHEREAS, the Charter Music service originally included unlimited subscription song downloads to a personal computer
     WHEREAS, the Parties both agree to provide the capability that enables unlimited downloads to a personal computer, but also the ability to transfer the subscription downloads to supported portable device(s).
     NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
     1. Music Product Additions. Charter Music provides unlimited streaming and music downloads to Subscribers. DRM, Digital Rights Management, is used by a music provider to ensure that songs that are downloaded are not used in a manner that violates the rights of the copyright owner. At the time of execution of Schedule A, the music provider DRM technology supported the PC subscription-based music licenses (the “PC Subscription Model”) and the music provider DRM supported the purchase by Users of permanent licenses to individual music tracks or albums which may be downloaded by Users (the “Purchase Model”) for a fee. The music provider DRM now also has the capability necessary to support the transfer of subscription downloads to Windows Media 10 supported portable devices (the “Portable Subscription Model”) and Synacor hereby agrees to make such Portable Subscription Model available to Client and its Users in connection with the Charter Music service.
     2. Subscription Pricing: Synacor shall maintain the PC Subscription Model pricing, currently [ * ]. In addition, a new product will be available that supports the Portable Subscription Model. From launch of the Portable Subscription Model through [ * ], the per month subscriber fees for the Portable Subscription Model will be [ * ] so long as Client offers its Users the Portable Subscription Model for [ * ] per month. Should Client choose to raise such price then Synacor may elect to raise its monthly price to Charter of the Portable Subscription Model by an amount no greater proportionately than that by which Client elects to raise its per month subscription fees for the Portable Subscription Model. Prior to January 31, 2006, Synacor will propose a new

*	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

addendum for Charter’s consideration and prior approval covering pricing for both Portable and Non-Portable Subscription Models applicable after March 31, 2006.
     3. Music Download Purchase Model — Revenue Share. The Parties agree that all revenues and Client’s portion of the costs of the Download Model (including, but not limited to, actual and direct costs to Synacor assessed with respect to obtaining content from its music provider, additional actual and direct per transaction charges imposed by its music provider on, or passed through to, Synacor (e.g., studio fees), label and publishing fees, Verisign or other third party transaction costs, and credit card processing fees (collectively, “Costs”)) shall be aggregated and that Synacor shall share the Net Revenues (as defined herein) equally with Charter in accordance with the applicable provisions of the Agreement. Net revenues shall be calculated as total gross revenues generated from Users of Charter Music through the Purchase Model from all purchases of music tracks or albums, less (a) Client’s portion of the Costs, (b) refunds that Synacor or Client’s agents refund to a User, and (c) charge-backs (i.e., charges that credit card merchant pay to a customer after the customer successfully disputes an item on his or her credit card statement.) (hereinafter “Net Revenues”).
     4. Purchase Model Consumer Pricing. Client and Synacor agree that the initial charge to Users of Charter Music for downloads of individual tracks under the Purchase Model will be [ * ] for albums in accordance with requirements of content owners.
     5. Commercial Free Radio. Synacor shall provide a private label commercial free radio service for Charter High Speed Internet Subscribers. [ * ]
The parties have agreed to the terms and conditions listed above.

SYNACOR, INC		CLIENT: CHARTER COMMUNICATIONS HOLDING COMPANY, LLC

By:	/s/ George Chamoun	By:	/s/ James Henderson, Jr.

	Name: George Chamoun		Name: James Henderson, Jr.
	Title:		Title: Vice President Business Development

Date:		Date: September 30, 2005

*CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.